UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 _______________________________ FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction		Identification No.)
of Incorporation)

968 Albany Shaker Road, Latham, New York		12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Executive Incentive Plan

On July 31, 2008, the Board of Directors of the Company, per the recommendation of the Compensation Committee, approved the Plug Power Amended Executive Incentive Plan (the "Plan") which replaces the Plug Power Executive Incentive Plan that was adopted on February 15, 2007. Under the Plan, based on and subject to achievement of Company and individual strategic objectives that are to be established, annual cash incentive awards would be made to executive officers of the Company who have been employed by the Company for at least four months during a fiscal year and who are employed by the Company at the time such incentive compensation awards are actually paid.

The target cash incentive awards to participants under the Plan are based on a percentage of base salary and are established by a Plan budget prepared on an annual basis by the Company's human resources department, subject to review and approval by the Compensation Committee. Plan participants will generally be eligible to receive between 10% and 30% of their base salary as cash incentive awards under the Plan. Eligibility for incentive awards, and the determination of the percentage of each Plan participant's base salary that will be paid out as incentive awards under the Plan, will be determined by the Compensation Committee based upon the achievement of a combination of goals spanning the following categories: Company financial performance, Company strategic performance, and individual strategic objectives performance. The Company's financial and strategic goals for the remainder of 2008 will include: (i) a number GenDrive orders; (ii) a number GenCore orders; and (iii) net cash used in operating expenses. The financial and strategic goals that will determine the amount of a Plan participant's cash incentive award under the Plan, and the weight to be placed on each individual goal in determining the amount of such awards will be dependent upon each Plan participant's position with the Company and will be proposed by the Company's human resources department on an annual basis and reviewed and approved by the Compensation Committee. The cash incentive awards payable under the Plan will be paid on an annual basis.

For the portion of the target cash inventive awards attributable to each performance component, the target bonus under the Plan will be earned if the stated objectives are met. For performance below the objectives, the employee may earn a portion of the target bonus at certain thresholds. For performance exceeding the objectives, payments in excess of the target bonus may also be earned.

The foregoing summary is qualified in its entirety by reference to the copy of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Plug Power Amended Executive Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: August 6, 2008 By: /s/ Andrew Marsh Andrew Marsh Chief Executive Officer